UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2022

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

718 Thompson Lane, Suite 108-199 Nashville, Tennessee	37204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Common Stock Purchase Warrants	AREB AREBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note Exchange for Pre-funded Warrants and Warrants

On February 11, 2022, American Rebel Holdings, Inc., a Nevada corporation (the “Company”), issued to Cavalry Fund I, L.P. (“Cavalry”) pre-funded warrants with a restrictive legend (“Pre-funded Warrants”) pursuant to which a total of $1,174,917--which represents all of the outstanding and accrued interest as of February 9, 2022, under that certain promissory note dated September 29, 2021 (the “Cavalry Note”), held by Cavalry--was converted for 377,843 Pre-Funded Warrants to purchase shares of common stock (“Common Stock”) of the Company (the “September 2021 Note Conversion”).

As previously disclosed in a Current Report on Form 8-K, which was filed by the Company on November 5, 2021, with the U.S. Securities and Exchange Commission (the “SEC”), the Cavalry Note included a mandatory conversion of the principal amount and any accrued interest into the Company’s Common Stock and warrants, if included in the Offering (as later defined), upon the closing of a public offering for initial gross proceeds to the Company equal to or greater than $8,000,000 that would result in the listing of the Company’s Common Stock on a national securities exchange. Upon the closing of the Company’s firm commitment underwritten public offering on February 9, 2022 (the “Offering”), the mandatory conversion under the Cavalry Note was triggered, leading to the September 2021 Note Conversion. The Cavalry Note was converted into the Pre-funded Warrants at a rate of 75% of the Offering price, as set forth in the Cavalry Note.

Each Pre-funded Warrant issued has an exercise price of $0.01 per share, and is exercisable immediately and is exercisable until the Pre-funded Warrant is exercised in full. The Pre-funded Warrants expires five years from the date of issuance.

In addition, under the terms of the Pre-Funded Warrants, the Company may not effectuate the exercise of any such warrant, and Cavalry will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by Cavalry (together with its affiliates) would exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at Cavalry’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Furthermore, in accordance with the Cavalry Note, the Company issued to Cavalry 377,843 warrants to purchase Common Stock (the “Cavalry Warrants”). Similar to the warrants offered and sold in the Offering, the Cavalry Warrants have an exercise price of $5.1875 (125% of the price per Unit sold in the Offering). The Cavalry Warrants have a restrictive legend.

The Common Stock underlying the Pre-funded warrants and Cavalry Warrants have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the terms and conditions of the Pre-funded Warrants and Cavalry Warrants are not complete and are qualified in their entirety by the form of pre-funded warrant and form of warrant, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 is incorporated herein by reference to the extent required.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2022, the Company’s Board of Directors, acting by unanimous written consent, approved certain amendments to the Company’s By-laws (the “Amended and Restated By-laws”). The Amended and Restated Bylaws became effective on February 9, 2022, upon their execution by the Company’s Chief Executive Officer.

As previously reported on the Company’s Schedule 14C Information Statement that was filed with the SEC on November 26, 2021, the Amended and Restated By-laws were amended to implement, among other changes, a forum selection bylaw (the “Exclusive Forum Amendment”). The Exclusive Forum Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim for or based on a breach of fiduciary duty owed by any current or former director or officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s certificate of incorporation or Bylaws (as either may be amended from time to time), and (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine, shall be the courts located in Clark County in the State of Nevada (or, if the courts in Clark County in the State of Nevada does not have jurisdiction, the federal district court for the District of Nevada).

The Amended and Restated By-laws were approved by written consent of holders of shares of the Common Stock and Series A Preferred Stock, representing, at the time, approximately 62.35% of the outstanding voting power of the Company.

The foregoing summary is qualified in its entirety by reference to the Amended and Restated By-laws, which are filed as Exhibit 3.1 to this Current Report and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

The Company has prepared an investor presentation dated February 2022 (the “Investor Presentation”) for use in connection with investor presentations by its officers and directors, which Investor Presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Without limiting the generality of the foregoing, the “Forward-Looking Statements” disclosure contained in the Investor Presentation is incorporated by reference into this Item 7.01. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Investors and others should note that the Company routinely announces material information to its investors using filings with the SEC, the Company’s Investor Relations page on its website at www.americanrebel.com and press releases. The information posted on the Company’s website is not incorporated by reference in this report or in any other report or document the Company files with the SEC. While not all of the information that the Company posts to its Investor Relations page on its website is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media and others interested in the Company to review the information it makes public in these channels.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of American Rebel Holdings, Inc., effective as of February 9, 2022.
4.1	Form of Pre-funded Warrant.
4.2	Form of Warrant.
99.1	Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

By:	/s/ Charles A. Ross
Name:	Charles A. Ross
Title:	Chief Executive Officer

Dated: February 15, 2022